Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-63299, No. 33-55695 and No. 333-93345 and Form S-3 No.
333-67594) of The Marcus Corporation of our report, dated July 19, 2002, with respect to the consolidated financial statements of The Marcus Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended May 30, 2002.



/s/ Ernst & Young LLP




Milwaukee, Wisconsin
August 23, 2002